SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                         --------------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                          MEADWESTVACO CORPORATION
                 ------------------------------------------
                        (Exact name of registrant as
                         specified in its charter)

                       Delaware                                31-1797999
-----------------------------------------             --------------------------
(State of incorporation or organization)                    (I.R.S. Employer
                                                           Identification No.)


Mead World Headquarters,
Courthouse Plaza Northeast                                       45463
-------------------------------------------           --------------------------
(Address of principal executive offices)                      (Zip Code)


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box.      /x/

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box.     /_/

Securities Act registration statement file number to which this form relates: 333-71124
          ---------
     (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


           Title of each class                  Name of each exchange on which
          To be so registered                    each class is to be registered
 --------------------------------------      -----------------------------------

 Preferred Share Purchase Rights             New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:      None



Item 1. Description of Registrant's Securities to be Registered

         A description of the Preferred Share Purchase Rights of MeadWestvaco Corporation (formerly named MW Holding Corporation), a Delaware corporation (the "Company"), is set forth under the heading "Description of MeadWestvaco Capital Stock" in the joint proxy statement and prospectus contained in the registration statement (File No. 333-71124) on Form S-4, originally filed by the Company with the Securities and Exchange Commission on October 5, 2001 (such registration statement as subsequently amended, the "Registration Statement"), and such description contained in the Registration Statement is incorporated herein by reference.

Item 2. Exhibit

         Rights Agreement, dated as of January 29, 2002, between
MeadWestvaco Corporation and The Bank of New York, as rights agent.


                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      MEADWESTVACO CORPORATION


                                      By:   /s/ John W. Hetherington
                                         --------------------------------------
                                           John W. Hetherington
                                           Secretary


Dated: January 29, 2002